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                                                                    EXHIBIT 10.4

                               AMTECH CORPORATION
                           1996 EXECUTIVE MANAGEMENT
                                CASH BONUS PLAN
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          AMTECH CORPORATION 1996 EXECUTIVE MANAGEMENT CASH BONUS PLAN


       The participants in this Plan are 23 members of the senior management of Amtech Corporation and its subsidiaries that have been selected by the Company's Board of Directors for participation.

     The philosophy of the Plan is to:

     (1)  reward on a successful efforts basis, creating the utmost incentive to
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          management to enhance shareholder value by creating increased profits;
                                                              ----------

     (2) maintain a lean management structure, while rewarding those who successfully discharge major responsibilities;

     (3) focus a significant portion of all individual bonus opportunities to the common goal of meeting or exceeding the 1996 planned pre-tax operating income, whereby the senior management team is "rewarded" or "goes without" as a team;
                              ----

     (4) provide for individual bonus opportunities to reward individual performance where appropriate;

     (5) make time be of the essence by requiring an increasing amount of bonus opportunity be forfeited for each quarter the year-to-date planned pre-tax operating income is not achieved; and finally

     (6) hold back a percentage of each quarterly bonus even though year-to-date quarterly pre-tax operating income targets are met, whereby material bonuses are not paid in the event the annual planned pre-tax
                                                         ------
          operating income is not achieved.


Mechanics of Plan
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     The participants in the Plan and the extent of their bonus opportunity
(which varies from 10-30% of base salary) shall be established by the Board of Directors. A description of how the bonus opportunity may actually be realized is set forth below.

     For most participants in the Plan, 55% of the Participant's bonus opportunity is tied to the Company achieving its 1996 pre-tax operating income goals, as approved by the Company's Board of Directors. The remaining percentage is discretionary based upon individual performance as determined by the Company's President/Chief Executive Officer and other applicable members of senior management.
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     The bonus opportunity that is tied to the Company meeting its 1996 pre-tax operating income goals is administered as set forth below:

          (1) The Bonus opportunity is allocated evenly over four quarters ("Quarterly Bonus Pool").

          (2) The quarterly distribution, if any, is based upon whether the Company has achieved the year-to-date planned pre-tax operating income
                              ------------
     goals.

          (3) Quarterly distributions earned, if any, will be paid at the end of the month following the applicable quarter.

          (4) The Quarterly calculations, cash payments, amount of bonus opportunities deferred to next quarter, and amount of bonus opportunity forfeited are as set forth below:

Quarter                 Goal Met                       Goal Not Met
- ----------   ------------------------------   -------------------------------

First        50% of 1st Quarter Quarterly     25% of 1st Quarter Quarterly
             Bonus Pool is paid to employee   Bonus Pool is forfeited and
             and remaining 50% is deferred    remaining 75% is deferred
             and added to 2nd Quarter         and added to 2nd Quarter
             Quarterly Bonus Pool             Quarterly Bonus Pool
             creating a 2nd Quarter YTD       creating a 2nd Quarter YTD
             Bonus Pool.                      Bonus Pool.

Second       70% of 2nd Quarter YTD Bonus     35% of 2nd Quarter YTD Bonus
             Pool is paid to employee and     Pool is forfeited and remaining
             remaining 30% is deferred        65% is deferred and added to
             and added to 3rd Quarter         3rd Quarter Quarterly Bonus
             Quarterly Bonus Pool             Pool creating a 3rd Quarter
             creating a 3rd Quarter YTD       YTD Bonus Pool.
             Bonus Pool.

Third        80% of 3rd Quarter YTD Bonus     40% of 3rd Quarter YTD Bonus
             Pool is paid to employee and     Pool is forfeited and remaining
             remaining 20% is deferred        60% is deferred and added to
             and added to 4th Quarter         4th Quarter Quarterly Bonus
             Quarterly Bonus Pool             Pool creating a 4th Quarter
             creating a 4th Quarter YTD       YTD Bonus Pool.
             Bonus Pool.

Fourth       100% of 4th Quarter YTD Bonus    100% of 4th Quarter YTD Bonus
             Pool is paid to employee.        Pool is forfeited.

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     Furthermore, in the case of certain Plan participants selected by the Board of Directors, if the Company does not achieve its 1996 pre-tax operating income goals but achieves a specified percentage (as determined by the Board of Directors) of such goals, then a percentage (as determined by the Board of Directors) of the bonus amount that would have been payable under the Plan if the income goals had been met will be paid. Also, additional bonus amounts will be paid if the Company's 1996 pre-tax operating income goals are exceeded, as determined by the Board of Directors.